UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 11, 2005 (March 7, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

___   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.        Registrant's Business and Operations

Item 1.01        Entry into a Material Definitive Agreement

            On March 7, 2005, the compensation committee of Seitel Inc.'s board of directors approved an amendment to the restricted stock awards previously granted to Robert J. Simon, president of its subsidiary Seitel Data, Ltd. and Marcia H. Kendrick, its chief accounting officer, senior vice president, and acting chief financial officer and secretary on February 15, 2005.  These awards were for 126,000 restricted shares (Mr. Simon) and 40,000 restricted shares (Ms. Kendrick) of Seitel's common stock, par value $.01 per share.  The amendment provides for the restricted shares to be 100% vested upon termination of the executive as a result of death or disability, and on the date immediately prior to a change-in-control of Seitel.

 [Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATED this 11th day of March 2005.

                                                                               SEITEL, INC.

                                                                               By:    /s/ Robert D. Monson

Robert D. Monson,

Chief Executive Officer and
President